Exhibit 99.1

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE

FOR IMMEDIATE RELEASE

SILICONES AND QUARTZ PRODUCER MOMENTIVE PERFORMANCE MATERIALS INC.

RECEIVES COURT AUTHORIZATION TO ACCESS UP TO $430 MILLION OF DIP FINANCING ON

INTERIM BASIS

Court Authorizes Continuation of Customer Programs

and Continued Payment of Employee Wages and Benefits

WATERFORD, N.Y. – April 14, 2014 – Momentive Performance Materials Inc. (“MPM” or “the Company”), a global leader in the development and manufacture of silicones and products derived from quartz and specialty ceramics, today announced that the U.S. Bankruptcy Court for the Southern District of New York has issued a variety of “first-day” orders requested by the Company (the “First Day Orders”). The First Day Orders will help MPM continue operating its business in normal course as MPM executes its balance sheet restructuring.

Among other things, the Court has provided interim authorization for MPM to access up to $430 million of its $570 million in debtor-in-possession financing led by J.P. Morgan Securities LLC as lead arranger. The new financing, combined with cash generated by the Company’s ongoing operations, will be available to MPM to meet its operational and restructuring needs; and on a pro forma basis for today’s approvals, MPM will have over $300 million in available liquidity. The Court also approved MPM’s requests to continue paying employee wages and benefits and honoring customer programs.

“The Court’s approval of our first-day motions is a positive step forward in our efforts to strengthen MPM’s financial condition,” said Craig O. Morrison, Chairman, President and CEO of MPM. “With these approvals, MPM can continue operating and funding its business operations in the normal course. We deeply appreciate the ongoing partnership of our valued customers and are fully-committed to continuing to provide them with the high-quality products and services they expect from MPM throughout this important process.”

As previously announced, on April 13, 2014, MPM reached an agreement with certain of its key stakeholders regarding the terms of a balance sheet restructuring plan that will strengthen its financial position by eliminating more than $3 billion of debt from MPM’s balance sheet and enhancing liquidity. To implement this “pre-negotiated” plan, MPM and its U.S. subsidiaries voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code. MPM’s operations outside the U.S. are not included in the Chapter 11 proceedings. The restructuring relates solely to MPM and not to Momentive Specialty Chemicals Inc. (MSC), which has a fully independent debt capital structure and a separate and strong balance sheet.

Additional information is available at www.momentive.com/mpmrestructuring. Court filings and information about the claims process are available on a dedicated website administered by MPM’s claims agent, Kurtzman Carson Consultants, at www.kccllc.net/mpm, or by calling 888-249-2792 (310-751-2607 for international calls).

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly owned subsidiary of Momentive Performance Materials Holdings LLC.

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188	NEWS RELEASE

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”) and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, the ability of the Company and its subsidiaries to successfully execute a plan of reorganization with respect to Chapter 11 cases, the Company’s ability to negotiate definitive agreements for the proposed DIP Financing and obtain additional financing, the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, the ability to execute the Company’s businesses and restructuring plan, increased legal costs related to the Bankruptcy filing and other potential litigation, the Company’s ability to maintain contracts that are critical to its operations and to maintain normal terms with customers, suppliers and service providers, the Company’s ability to maintain product reliability and quality and to retain key executives, managers and employees, and the ability of the Company’s non-U.S. subsidiaries to continue to operate their businesses in the normal course, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Momentive Specialty Chemicals Inc., pricing actions by our competitors that could affect our operating margins, and other unknown factors. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investors and Media:

John Kompa

614-225-2223

john.kompa@momentive.com

or

Michael Freitag or Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449